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                                                                  EXHIBIT 23(B)

                      CONSENT OF SIMON, BUROS & PARTNERS

Hungarian Broadcasting Corp.
445 Park Avenue, 15th Floor
New York, NY 10022

To whom it may concern:

  Our firm is acting for you, Hungarian Broadcasting Corp., a Delaware corporation, hereby states the pending legal action in regard to A3 license was dismissed by Hungarian Courts on June 24, 1996.

  We consent to the filing of this opinion with all the Securities and Exchange Commission in connection with your public offering.

                                          Simon, Buros & Partners
                                          Attorney at Law

Budapest, September 6, 1996